AGREEMENT OF TERMINATION AND TO EXECUTE SUBSTITUTE PROMISSORY

NOTE; COMMERCIAL SECURITY AGREEMENT AND PLEDGE AGREEMENT

(RING-NECK INVESTMENT)

WHEREAS, Fagen Energy, LLC and Granite Falls Energy, LLC previously negotiated a loan from Fagen Energy, LLC to Granite Falls Energy, LLC, for investment by Granite Falls Energy, LLC into Ring-neck Energy & Feed, LLC ("Ring-neck"); and

WHEREAS, said negotiations and agreement were memorialized by the execution of the following:

1) Promissory Note executed by Granite Falls Energy, LLC in favor of Fagen Energy, LLC dated November 1, 2016.

2) Commercial Security Agreement executed by Granite Falls Energy, LLC in favor of Fagen Energy, LLC dated November 1, 2016.

3) Pledge Agreement executed by Granite Falls Energy, LLC in favor of Fagen Energy, LLC dated November 1, 2016.

WHEREAS, the Ring-neck project is proceeding to financial close; no amounts have been lent pursuant to the above described agreements; the parties desire to cancel and terminate said agreements, provided that the parties as described hereafter enter into identical agreements (newly dated, with the lender being Project Hawkeye, L.L.C.).

NOW, THEREFORE, the parties agree as follows:

a) The above recitals are incorporated herein.

b) The Promissory Note; Commercial Security Agreement and Pledge Agreement, all dated November 1, 2016 by and between Granite Falls Energy, LLC (as Borrower) and Fagen Energy, LLC (as Lender) are cancelled and terminated and shall be without further force and effect, provided that the documents described in paragraph (c) below are fully and completely executed and take full force and effect.

c) Granite Falls Energy, LLC (as Borrower) and Project Hawkeye, L.L.C. (as Lender) shall enter into a promissory note and pledge agreement substantially in the same form as the respective documents dated November 1, 2016 except that:

i) Project Hawkeye, L.L.C. shall be the Lender; and

ii) The documents shall be dated August 2, 2017.

d) Upon full execution of said documents by and between Granite Falls Energy, LLC and Project Hawkeye, L.L.C., any and all agreements by and between Granite Falls Energy, LLC and Fagen Energy, LLC dated November 1, 2016 shall be deemed terminated and shall be without any force or effect. Upon execution of the agreements described in paragraph (c) above and execution of this Agreement, the original agreements dated November 1, 2016 shall be delivered by Fagen Energy, LLC to Granite Falls Energy, LLC.

e) Granite Falls Energy, LLC has previously placed $750,000 into Ring-neck and accordingly $7.5 million shall be lent by Project Hawkeye, L.L.C. to Granite Falls Energy, LLC on the agreements when fully executed, with the funds handled as follows:

i) Granite Falls Energy, LLC shall place $6,750,000 into Ring-neck; and

ii) Granite Falls Energy, LLC shall retain $750,000 (representing the $750,000 that Granite Falls Energy, LLC previously placed directly into Project Hawkeye, L.L.C.). Said $750,000 shall remain entirely, without claim by Fagen Energy, LLC or Project Hawkeye, L.L.C., the funds and property of Granite Falls Energy, LLC.

f) There are no other agreements, oral or written, regarding the transactions described herein, except for this Agreement of Termination and to Execute Substitute Promissory Note; Commercial Security Agreement and Pledge Agreement (Ring-neck Investment) and the corresponding Promissory Note and Pledge Agreement dated August 2, 2017 to be executed and to be in full force and effect by and between Granite Falls Energy, LLC and Project Hawkeye, L.L.C.

August 2, 2017

FAGEN ENERGY, LLC	PROJECT HAWKEYE, L.L.C.
By: /s/ Ron Fagen	By: /s/ Ron Fagen
Its: Secretary/Treasurer	Its: Managing Member

GRANITE FALLS ENERGY, LLC
By: /s/ Steve A. Christensen
Its: GM/CEO